EXHIBIT 99.1

NEWS FOR RELEASE:                                       CONTACT:  Lee Brown
                                                               719-481-7213
                                                         lbrown@ramtron.com

                         INFINEON'S KEITEL-SCHULZ
                  APPOINTED TO RAMTRON BOARD OF DIRECTORS

COLORADO SPRINGS, CO-October 21, 2003 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq:RMTR), announced today that Ms. Doris Keitel-Schulz has been appointed to Ramtron's Board of Directors, replacing existing board member, Harald Eggers, Senior Vice-President and General Manager of Infineon Technologies AG Memory Products Division.

Ms. Doris Keitel-Schulz, a 20-year veteran in the development, manufacture and application of semiconductor components, is Director of Special Projects within the Memory Products Group of Infineon Technologies AG (formerly Siemens Semiconductor). Following a two-year Siemens international trainee program, which included a visiting scholarship at Stanford University, Ms. Keitel-Schulz joined the Siemens Semiconductor Group in 1987. There she held various engineering management positions in CAD, design methodology, memory, and logic design. Ms. Keitel-Schulz holds a Masters degree in Material Science and Electronics from the University of Erlangen-Nueremberg.

About Ramtron

Ramtron is the world leader in ferroelectric random access memory (FRAM) products -- new high-performance nonvolatile memories that merge the benefits of many mainstream memory technologies into a single device.

For more information about Ramtron and its products, contact: Communications Department, Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado, USA, 80921. Telephone is 719-481-7000 or 800-545-FRAM
(3726); FAX is 719-481-9294; e-mail address is info@ramtron.com.  Homepage is
<http://www.ramtron.com>.

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